Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated February 14, 2017, in this Registration Statement (Form S-6 No. 333-215134) of Smart Trust 296, comprising Smart Trust, Strategic Growth & Income Trust, Series 11.

/s/ Grant Thornton LLP

Chicago, Illinois

February 14, 2017